As filed with the Securities and Exchange Commission on July 6, 1998

                                          Registration No. 333-47317

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                      POST EFFECTIVE AMENDMENT NO. ONE TO
                                   FORM S-3

                         Registration Statement Under
                          THE SECURITIES ACT OF 1933

                                RENTECH, INC.

             (Exact name of Registrant as specified in charter)
                Colorado                                       84-0957421

  (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202      (303) 298-8008
  (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices and intended principal place of business)

            Dennis L. Yakobson, President
            1331 17th St. Suite 720
            Denver, Colorado  80202                  (303) 298-8008
            (Name, address and telephone number of agent for service)

             Copy to:  Loren L. Mall, Esq.
                       Brega & Winters P.C.
                       1700 Lincoln Street, Suite 2222
                       Denver, Colorado  80203

      Approximate date of commencement of proposed sale to the public:
           As soon as practicable after the effective date hereof.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / X / Registration No. 333-47317.


  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                      PAGE 2
               CALCULATION OF REGISTRATION FEE

Title of Shares         Amount to be    Proposed Maximum      Proposed Maximum      Amount of
to be Registered        Registered(1)   Offering Price        Aggregate Offering    Registration
                                        per Unit(2)           Price                 Fee
----------------        -------------   ----------------      ----------------      ------------
Common Stock              500,000       $1.625                $812,500              $239.69
Total                     500,000                             $812,500              $239.69

<F1>        Subject to adjustment pursuant to the anti-dilution provisions as allowed by Rule 416.
            Additional shares to be registered are issued to ITN Energy Systems, Inc.
<F2>        Average of the closing bid and asked prices as quoted on NASDAQ within five days of the respective filing dates, pursuant to Rule 457(c).  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 24th day of June, 1998.

                               RENTECH, INC.


                               (signature)
                         By:  ---------------------------------
                              Dennis L. Yakobson, President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                   Title                         Date
  ---------                   -----                         ----


  (signature)
  -----------------------   President, Chief Executive    June 24, 1998
  Dennis L. Yakobson        Officer and Director


  (signature)
  -----------------------   Director                      June 24, 1998
  Mark S. Bohn



  (signature)
  -----------------------   Vice President, Chief         June 24, 1998
  Ronald C. Butz            Operating Officer,
                            Secretary and Director




  (signature)
  -----------------------   Director                      June 24, 1998
  Erich W. Tiepel



  (signature)
  -----------------------   Vice President-Finance, and   June 24, 1998
  James P. Samuels            Chief Financial Officer
  by Dennis L. Yakobson
  attorney in fact